Exhibit 23(j)

                          Independent Auditors' Consent

The Board of Trustees of
     The Flex-funds, Utilities Stock Portfolio, Mutual Fund Portfolio, Growth Mutual Fund Portfolio, Aggressive Growth Mutual Fund Portfolio, Growth Stock Portfolio, Bond Portfolio and Money Market Portfolio

We consent to the use of our reports incorporated by reference herein dated February 22, 2002 on the financial statements of The Flex-funds (comprising The Total Return Utilities, The Muirfield, Highlands Growth, U.S. Government Bond, Money Market, Aggressive Growth and Dynamic Growth Funds), Utilities Stock Portfolio, Mutual Fund Portfolio, Growth Stock Portfolio, Bond Portfolio, Money Market Portfolio, Aggressive Growth Mutual Fund Portfolio and Growth Mutual Fund Portfolio, as of December 31, 2002 and for the periods indicated therein and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Additional Information - Auditors" in the Statement of Additional Information.

                                                       KPMG LLP

Columbus, Ohio
April 29, 2002